                                                                    Exhibit 99.3

                           INNOVA, S. DE R.L. DE C.V.
                    BOOK-ENTRY TRANSFER FACILITY PARTICIPANT
                              FROM BENEFICIAL OWNER

                                       OF

                           INNOVA, S. DE R.L. DE C.V.
                          9.375% SENIOR NOTES DUE 2013

To Registered Holders and/or Participants of the Book-Entry Transfer Facility:

     The undersigned hereby acknowledges receipt of the prospectus, dated   , of
Innova, S. de R.L. de C.V. and accompanying letter of transmittal, that together constitute Innova, S. de R.L. de C.V.'s offer to exchange U.S.$10,000 principal amount of Rule 144A 9.375% Senior Exchange Notes due 2013, and U.S.$1,000 principal amount of Regulation S 9.325% Senior Exchange Notes due 2013, and, in both cases, integral multiples of U.S. $1,000 in excess thereof, which have been registered under the Securities Act of 1933, as amended, of Innova, S. de R.L. de C.V., for each U.S.$10,000 principal amount of outstanding Rule 144A 9.375% Senior Notes due 2013, and U.S.$1,000 principal amount of Regulation S 9.325% Senior Notes due 2013, and, in both cases, integral multiples of U.S.$1,000 in excess thereof, of Innova, S. de R.L. de C.V., of which U.S.$300,000,000 aggregate principal amount is outstanding.

     This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the exchange offer with respect to the outstanding notes held by you for the account of the undersigned.

     The aggregate face amount of the outstanding notes held by you for the account of the undersigned is (FILL IN AMOUNT):

     U.S.$                   of 9.375% Senior Notes due 2013.

     With respect to the exchange offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

     [ ]   To TENDER ALL of the outstanding notes held by you for the account of the undersigned.

     [ ]   To TENDER the following outstanding notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF OUTSTANDING NOTES TO BE TENDERED (IF ANY)): U.S.$ of 9.375% Senior Notes due 2013.

     [ ]   NOT to TENDER any outstanding notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender outstanding notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (1) the exchange notes acquired pursuant to the exchange offer are being acquired in the ordinary course of business of the undersigned, (2) the undersigned is not engaging in and does not intend to engage in a distribution of the exchange notes, (3) the undersigned does not have an arrangement or understanding with any person to participate in the distribution of such exchange notes, (4) the undersigned is not an "affiliate" of Innova, S. de R.L. de C.V. or the guarantors within the meaning of Rule 405 under the Securities Act of 1933, as amended, and (5) the undersigned is not acting on behalf of any person who could not truthfully make the foregoing representations. If the undersigned is a broker-dealer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act. If the undersigned is a person in the United Kingdom, the undersigned represents that its ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business.

     The undersigned acknowledges that if an executed copy of this letter of transmittal is returned, the entire principal amount of outstanding notes held for the undersigned's account will be tendered unless otherwise specified above.

     The undersigned hereby represents and warrants that the undersigned (1) owns the notes tendered and is entitled to tender such notes, and (2) has full power and authority to tender, sell, exchange, assign and transfer the outstanding notes and to acquire exchange notes issuable upon the exchange of such tendered notes, and that, when the same are accepted for exchange, Innova,
S. de R.L. de C.V. will acquire good and marketable title to the tendered notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right or restriction of any kind.

                                    SIGN HERE

    Name of beneficial owner(s) (please print):_________________________________

    Signature(s):_______________________________________________________________

    Address:____________________________________________________________________

    ____________________________________________________________________________

    Telephone Number:___________________________________________________________

    Taxpayer Identification Number or Social Security Number:___________________

    Date:_______________________________________________________________________

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